SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of
                   The Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported):  August 13, 1999


                        CADAPULT GRAPHIC SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


     DELAWARE                       0-21853                   87-0475073
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)            Identification No.)


               110 Commerce Drive, Allendale, New Jersey 07401
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (201) 236-1100


                                Not applicable
        (Former name or former address, if changed since last report.)




Item 2.  Acquisition or Disposition of Assets.

      (a) On September 8, 1999, Media Sciences, Inc. ("Media Sciences"), a wholly-owned subsidiary of Cadapult Graphic Systems, Inc. (the "Company"), entered into an asset purchase agreement (the "Asset Purchase Agreement"), dated September 7, 1999, with UltraHue, Inc., a New Mexico corporation ("UltraHue"), and Donald Gunn and Randy Hooker, shareholders of UltraHue, for the acquisition of certain assets and the assumption of certain liabilities of UltraHue. The closing of the Asset Purchase Agreement is expected to occur on or about ninety days from the date of execution.




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      Upon the closing of the Asset Purchase Agreement, Media Sciences is expected to acquire certain proprietary information and intellectual property rights of UltraHue and other assets owned and used by UltraHue in the operation of its business, including: any and all right, title and interest in and to UltraHue's trade secrets; accounts receivable, less allowances; inventory at lower of cost or fair market value; certain property and equipment; all right, title and interest in and to the name UltraHue and any other trademarks, service marks or any copyrights heretofore used and/or owned by UltraHue; customer lists and all files relating thereto; sales, service and vendor contracts and security deposits; existing telephone and fax numbers; databases; and on-going business records.

      Under the Asset Purchase Agreement, Media Sciences is expected to assume the following liabilities of UltraHue: accounts payable as of the date of closing; customer deposits as of the date of closing; warranties on products sold prior to the date of closing; leases and contracts to the extent they are to be performed after the date of closing.

      The consideration to be given by Media Sciences under the Asset
Purchase Agreement are: payment of $2,340,000 at closing; delivery of a promissory note, executed by Media Sciences and guaranteed by the Company, in the principal sum of $1,160,000, with interest at the annual rate of 7%, with the full principal and accrued interest due and payable in full on the first anniversary of the closing; a sum equivalent to UltraHue's cost for UltraHue's inventory that is delivered to Media Sciences at closing; based on the closing date, the difference between all accounts receivable collected by Media Sciences less accounts payable, as collected and paid, respectively; for a period of one year from the date of closing, payment of a sum equivalent to 10% of the quarterly net profits derived by Media Sciences from the first $1,500,000 dollars of gross profits plus thirty percent of the net profits attributable to gross profits in excess of $1,500,000 dollars (in the event there is a net loss in any quarter during this one year period, the amount of such loss shall be set off against the net profits for any subsequent quarter, provided that if there is no subsequent quarter in this one year period, then a refund shall be due Media Sciences); and for a period of two years from the first anniversary of the date of closing, after certain distributions shall have terminated, payment of a sum equivalent to ten percent of the quarterly net profits derived by Media Sciences from the first $1,000,000 of gross profits, plus thirty percent of the net profits attributable to the gross profits in excess of $1,000,000 dollars (in the event there is a net loss in any quarter during this two year period, the amount of such loss shall be set off against the net profits for any subsequent quarter, provided that if there is no subsequent quarter in this two year period, then a refund shall be due Media Sciences). Upon execution of the Asset Purchase Agreement, Media Sciences deposited $50,000 in escrow pending the closing.

      The consideration to be given was negotiated at "arms-length" between the directors and executive officers of Media Sciences and the Company, and the directors, executive officers and controlling shareholders of UltraHue. The Board of Directors of Media Sciences and of Cadapult determined in good faith that the consideration given under the Asset Purchase Agreement was reasonable under the circumstances.

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      The obligation of Media Sciences under the Asset Purchase Agreement is conditioned upon Media Sciences obtaining financing to fund the purchase of not less than $3,000,000. If Media Sciences does not obtain the financing by the closing, either party shall then have the option to terminate the Asset Purchase Agreement, and all of the rights and obligations of the parties under the Asset Purchase Agreement shall be deemed null, void and of no further effect, except that UltraHue shall have the right to retain the $50,000 deposit being held in escrow as liquidated damages.

      At closing, UltraHue is to deliver confidentiality agreements executed by Donald Gunn and Randy Hooker agreeing not to disclose, and in all other respects to maintain the secrecy of, UltraHue's trade secrets. In addition, UltraHue is to assign to Media Sciences all of its right, title and interest in and to certain Non-Disclosure/Non-Compete Agreements between UltraHue and certain of its employees who have knowledge of UltraHue's trade secrets and proprietary information.

      No director, executive officer or person who may be deemed to be an affiliate of the registrant had any direct or indirect interest in UltraHue prior to entering into the Purchase Agreement. The Company has invited Donald Gunn, a shareholder of UltraHue, to join the Company's Board of Directors after the closing. Upon closing, Donald Gunn and Randy Hooker are to become employees of Media Sciences pursuant to three year employment agreements.

     (b) Media Sciences has entered into an Asset Purchase Agreement to acquire certain assets of UltraHue constituting equipment, physical property, and intellectual property. UltraHue is engaged primarily in the business of the manufacture of solid inks and remanufactures and refills color toner cartridges for use in color printers and related equipment. UltraHue has developed certain formulas and processes for manufacturing the aforesaid inks, and related confidential information and know-how. UltraHue Inc. distributes these products and transparency media, also for use in Tektronix color printers, to dealers and distributors internationally. The Company intends to continue the use the assets of UltraHue to be acquired under the Asset Purchase Agreement in similar activities through the Company's subsidiary, Media Sciences. Media Sciences is a recently formed subsidiary of the Company with no present operations. After the closing of the Asset Purchase Agreement, Media Sciences is expected to manufacture and distribute, internationally, digital color printer supplies.


Item 5.  Other Events

      On August 13, 1999, the Company instituted an action against Tektronix, Inc. before the United States District Court for the District of New Jersey, seeking certain injunctive relief and an indeterminiate amount of damages, alleging Tektronix, Inc. violated the New Jersey Franchise Practices Act, the New Jersey Antitrust Act, federal acts prohibiting restraints of trade, breach of contract and unfair competition, among other claims. In its lawsuit, the Company alleges that, in August 1999, Tektronix, Inc.


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unilaterally, and without notice, illegally terminated the Company's Tektronix
Premier Plus Reseller franchise because the Company is selling a non-Tektronix product, Cadapult solid ink supplied to the Company by UltraHue. The Company is informed that Tektronix controls 97% of the U.S. solid ink market for digital printers (which essentially are only Tektronix printers). The results of the Company's pending lawsuit could have material positive or material adverse consequences to the Company, or both adverse and positive consequences. The Company derived 45% of its fiscal year 1999 revenues from sales and services of Tektronix products. The lawsuit has only recently commenced and may or may not be resolved in the near future. The loss of all or a part of this lawsuit could have a material adverse affect on the Company.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CADAPULT GRAPHIC SYSTEMS, INC.

Date:  September 22, 1999                 By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President






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